UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2013

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 25, 2013, Southern Copper Corporation (“SCC” or the “Company”), held its 2013 Annual Meeting of Stockholders. The total outstanding voting securities eligible to vote were 845,550,550 shares of Common Stock.  808,461,076 shares, constituting approximately 95.61% of the total outstanding shares eligible to vote at the meeting, were present in person or by proxy.  The stockholders were asked to take the following actions:

1.               To elect our twelve directors, who will serve until the 2014 annual meeting.

2.               To ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for calendar year 2013.

3.               To approve, by non-binding advisory vote, our executive compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The results of the vote were as follows:

	Number of Shares
Name	For	Withheld	Broker Non-Votes
Germán Larrea Mota-Velasco	713,072,816	42,474,113	52,914,147
Oscar González Rocha	709,842,383	45,704,546	52,914,147
Emilio Carrillo Gamboa	753,913,926	1,633,003	52,914,147
Alfredo Casar Pérez	723,138,856	32,408,073	52,914,147
Luis Castelazo Morales	723,129,834	32,417,095	52,914,147
Enrique Castillo Sánchez Mejorada	702,819,061	52,727,868	52,914,147
Xavier García de Quevedo Topete	708,089,543	47,457,386	52,914,147
Daniel Muñiz Quintanilla	723,087,911	32,459,018	52,914,147
Luis Miguel Palomino Bonilla	753,000,251	2,546,678	52,914,147
Gilberto Perezalonso Cifuentes	696,859,908	58,687,021	52,914,147
Juan Rebolledo Gout	723,135,395	32,411,534	52,914,147
Carlos Ruiz Sacristán	752,999,784	2,547,145	52,914,147

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF SCC’s INDEPENDENT PUBLIC ACCOUNTANTS

The results of the vote were as follows:

Number of Votes (1 vote per share)

In Favor	Against	Abstain	Broker Non-Votes
807,296,725	664,731	499,620	N/A

PROPOSAL 3 — APPROVAL, BY NON-BINDING VOTE, OF SCC’s EXECUTIVE COMPENSATION

The results of the vote were as follows:

Number of Votes (1 vote per share)

In Favor	Against	Abstain	Broker Non-Votes
750,999,465	3,830,177	717,287	52,914,147

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Raul Jacob Ruisanchez
Name:	Raul Jacob Ruisanchez
Title:	Vice President, Finance and Chief Financial Officer

Date:  April 25, 2013